Tango Therapeutics Reports Second Quarter 2025 Financial Results

and Provides Business Highlights

– First patient dosed in combination trial of TNG462 and Revolution Medicines RAS(ON) inhibitors –

– First patient dosed in Phase 1/2 trial with TNG456, a brain-penetrant
MTA-cooperative PRMT5 inhibitor in development for glioblastoma –

BOSTON, August 5, 2025 (GLOBE NEWSWIRE) -- Tango Therapeutics, Inc. (NASDAQ: TNGX), a clinical-stage biotechnology company committed to discovering and delivering the next generation of precision cancer medicines, today reported financial results for the second quarter ended June 30, 2025, and provided business highlights.

“TNG462 has the potential to be a best-in-class PRMT5 inhibitor for the treatment of MTAP-del pancreatic and lung cancers, and we look forward to sharing data that support our conviction later this year,” said Barbara Weber, M.D., President and CEO of Tango Therapeutics. “We plan to present efficacy and tolerability data from the ongoing TNG462 monotherapy Phase 1/2 study that will inform the initiation of a registrational study in pancreatic cancer next year and our development strategy in lung cancer. In addition, we are now enrolling patients in the TNG462 combination clinical trial with Revolution Medicines’ RAS(ON) inhibitors. Preclinical data support the potential for these combinations to be an important new therapy for RAS-mut, MTAP-del cancers, and reinforce our belief that TNG462 has the potential to play a major role in treating patients with MTAP-del cancers.”

Pipeline Update

TNG462, a potentially best-in-class MTA-cooperative PRMT5 inhibitor

•
In June, the first patient was treated in a combination trial (NCT06922591) with TNG462 and RAS(ON) multi-selective inhibitor, daraxonrasib, and RAS(ON) G12D-selective inhibitor, zoldonrasib, (Revolution Medicines). The combination of TNG462 with each of these molecules generated deep, durable tumor responses in preclinical models.
•
A clinical data update on the TNG462 Phase 1/2 monotherapy trial is expected in the second half of this year. This update is anticipated to provide sufficient information to inform the initiation of a registrational trial in pancreatic cancer next year and our development strategy for lung cancer.
•
The Phase 1/2 dose expansion trial is ongoing and TNG462 continues to be very well-tolerated at 250mg once-daily (QD) and below. Safety and tolerability data as of June 16, 2025 are consistent with a best-in-class profile at 250 mg QD, the planned go-forward dose.

TNG456, a next-generation brain-penetrant MTA-cooperative PRMT5 inhibitor in development for glioblastoma

•
In May, the first patient was treated with TNG456 in the dose escalation portion of the Phase 1/2 clinical trial (NCT06810544) to evaluate the safety, pharmacokinetics, pharmacodynamics and antitumor activity of TNG456 as a monotherapy. The trial is currently enrolling patients with MTAP-deleted solid tumors, with a focus on glioblastoma.

TNG260, a first-in-class, highly selective CoREST complex inhibitor

•
Proof-of-mechanism has been established for TNG260 based on pharmacodynamic data from on-treatment patient biopsies, with favorable safety, tolerability and pharmacokinetic profiles shown at the expansion dose of 80 mg QD to date.
•
The dose expansion cohort of the TNG260 Phase 1/2 trial is ongoing in STK11-mut/RAS WT lung cancer (~10% of lung adenocarcinoma). The study is evaluating the pharmacokinetics, pharmacodynamics, safety and efficacy of TNG260 in combination with pembrolizumab in patients with an STK11 loss-of-function mutation.
•
The Company plans to present TNG260 clinical data in the second half of 2025.

Corporate Development Update

•
The Company and Gilead mutually agreed to truncate the research term of the collaboration and license agreement between the Company and Gilead from seven to five years, concluding the research portion of the collaboration on August 4, 2025. There is no financial penalty to the Company as a result, no licensed programs are being returned to the Company, all ongoing work at Gilead on licensed programs will continue and agreements for all future milestones and royalties remain in effect. The Company has no future research obligations and the remaining unrecognized deferred revenue balance as of June 30, 2025 of $53.8 million will be recognized as revenue in the third quarter of 2025.

Upcoming Milestones

•
TNG462 monotherapy Phase 1/2 clinical data update expected in 2H 2025
•
TNG260 clinical data expected in 2H 2025

Financial Results

As of June 30, 2025, the Company held $180.8 million in cash, cash equivalents and marketable securities, which the Company expects to fund operations into the first quarter of 2027.

Collaboration revenue was $3.2 million for the three months ended June 30, 2025, compared to $7.8 million for the same period in 2024, and $8.6 million for the six months ended June 30, 2025, compared to $14.2 million for the same period in 2024. Research costs incurred under the collaboration were lower during the three and six months ended June 30, 2025, which resulted in lower collaboration revenue amounts recognized.

There was no license revenue for the three and six months ended June 30, 2025, compared to $12.1 million for both the three and six months ended June 30, 2024. The decrease is primarily due to licensing a drug discovery program to Gilead for $12.0 million during the second quarter of 2024.

Research and development expenses were $32.8 million for the three months ended June 30, 2025, compared to $38.7 million for the same period in 2024, and $69.2 million for the six months ended June 30, 2025, compared to $76.7 million for the same period in 2024. The change is due to decreased spend on discontinued clinical programs (TNG908 and TNG348) as well as lower TNG260 and discovery program expenses. This decrease was partially offset by increased spend for the advancement of TNG462, TNG456 and TNG961.

General and administrative expenses were $11.3 million for the three months ended June 30, 2025, compared to $10.8 million for the same period in 2024, and $22.8 million for the six months ended June 30, 2025, compared to $21.4 million for the same period in 2024. The change was primarily due to increased spend on personnel-related costs, facilities and IT-related costs.

Net loss for the three months ended June 30, 2025 was $38.9 million, or $0.35 per share, compared to a net loss of $25.6 million, or $0.24 per share, in the same period in 2024. Net loss for the six months ended June 30, 2025 was $78.7 million, or $0.71 per share, compared to a net loss of $63.5 million, or $0.58 per share, in the same period in 2024.

About Tango Therapeutics

Tango Therapeutics is a clinical-stage biotechnology company dedicated to discovering novel drug targets and delivering the next generation of precision medicine for the treatment of cancer. Using an approach that starts and ends with patients, Tango leverages the genetic principle of synthetic lethality to discover and develop therapies that take aim at critical targets in cancer. For more information, please visit www.tangotx.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events, Tango’s future operating performance and goals, the anticipated benefits of therapies and combination therapies (that include a Tango pipeline product), as well as the expectations, beliefs and development objectives for Tango’s product pipeline and clinical trials. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “goal”, “estimate”, “anticipate”, “believe”, “predict”, “designed,” “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. For example, implicit or explicit statements concerning the following include or constitute forward-looking statements: Dr. Weber's statements in this press release and statements regarding: (i) the potential of the Company’s PRMT5 molecules, as both standalone treatments and in combination with RAS(ON)-inhibitors, including our belief that TNG462 has the potential to play a major role in treating patients with MTAP-del cancers; (ii) the preclinical research of the Company’s PRMT5 inhibitors, as a monotherapy and in combination, and the expectation that they may pave the way for future development opportunities, including our expectation that the combination of TNG462 with RAS(ON) inhibitors may be an important new therapy for RAS-mut, MTAP-del cancers; (iii) expectations regarding the anticipated benefits of our molecules; (iv) expectations for TNG462, including our plans to present efficacy and tolerability data from the ongoing TNG462 monotherapy in the second half of 2025 (with a focus on pancreatic and lung cancer) and our belief that TNG462 has the potential to be a best-in-class PRMT5 inhibitor for the treatment of MTAP-del pancreatic and lung cancers; (v) beliefs regarding the ability of the ongoing TNG462 clinical trial to inform the initiation of a registrational trial in pancreatic cancer next year and our development strategy in lung cancer; (vi) our plans and timing for combination trials, including the ongoing Phase 1/2 clinical trial of TNG462 with each of two RAS(ON) inhibitors from Revolution Medicines; (vii) the timing of our Phase 1/2 clinical trial in TNG456; (viii) our anticipated cash runway, including the impact of cost-saving initiatives; and (ix) the expected timing of: (a) development candidate declaration for certain targets; (b) initiating IND-enabling studies; (c) filing INDs; (d) clinical trial initiation, enrollment, dose escalation and dose expansion (including for combination studies); (e) disclosing initial, interim, updated, additional and final clinical trial results (including for combination studies), including expectations to present clinical updates for TNG462 and TNG260 in the second half of 2025; and (f) the expected benefits of the Company's development candidates and other product candidates. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Tango and its management, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the benefits of product candidates seen in preclinical tests and analyses may not be evident when tested in later preclinical studies or in clinical trials or when used in broader patient populations (if approved for commercial sale); Tango has limited experience conducting clinical trials (and does and will continue to rely on a third party to operate its clinical trials) and may not be able to commence its clinical trials (including opening clinical trial sites, dosing the first patient, and continued enrollment and dosing of an adequate number of clinical trial participants) when expected, may not be able to continue dosing, initiate dose escalation and/or dose expansion on anticipated timelines, and may not generate or report clinical trial results (including final, initial, interim, updated clinical trial results or additional safety and efficacy data and the establishment of proof-of-mechanism and proof-of-concept) in the anticipated timeframe (or at all); future clinical trial data releases may differ materially from initial or interim data from our current and future clinical trials; Tango’s pipeline products may not be safe and/or effective in humans; Tango has a limited operating history and has not generated any revenue to date from product sales, and may never become profitable; other companies may be able to identify and develop product candidates more quickly than the Company and commercially introduce the product prior to the Company; the Company may not be able to identify development candidates on the schedule it anticipates due to technical, financial or other reasons; the Company may not be able to file INDs for development candidates on time, or at all, due to technical or financial reasons or otherwise; the Company may utilize cash resources more quickly than anticipated; the Company will need to raise capital in the future and if we are unable to raise capital when needed or on attractive terms, we would be forced to delay, scale back or discontinue some of our development programs or future commercialization efforts (which may delay filing of INDs, dosing patients, initiation of dose expansion, reporting clinical trial results and filing new drug applications); the Company may be unable to advance our preclinical development programs into and through the clinic for safety or efficacy reasons or commercialize our product candidates or we may experience significant delays in doing so as a result of factors beyond our control; the Company may not be able to realize the benefits of orphan drug or Fast Track designation (and such designations may not advance any anticipated approval timelines); the expected benefits of our product candidates in patients as single agents and/or in combination may not be realized; the Company may experience delays or difficulties in the initiation, enrollment, or dosing of patients in clinical trials or the announcement of clinical trial results, Tango may not identify or discover additional product candidates or may expend limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success; the Company’s product candidates may cause adverse or other undesirable side effects (or may not show requisite efficacy) that could, among other things, delay or prevent regulatory approval; our dependence on one or a limited number third parties for conducting clinical trials and producing drug substance and drug product (including drug substance, which is currently sole sourced); government regulation may negatively impact the Company’s business, including the potential approval of the BIOSECURE Act; the impact of trade restrictions such as sanctions or tariffs, legal actions or enforcement and inflation rates on our business, financial condition, and results of operations; inadequate funding for or disruptions at the U.S. Food and Drug Administration or other government agencies may slow the time necessary for new drugs to be reviewed and/or approved or prevent these agencies from performing business functions on which the operation of our business may rely (which could negatively impact our business); uncertainty around the U.S. presidential administration's approach to governmental agencies and/or product candidate approvals may present challenges for our business or create a more costly environment in which to pursue the development of new therapeutic candidates; our success depends on our ability to obtain and maintain patent and other proprietary protection for our technology and product candidates; and the scope of intellectual property protection obtained may not be sufficiently broad. Additional information concerning risks, uncertainties and assumptions can be found in Tango’s filings with the Securities and Exchange Commission (SEC), including the risk factors referenced in Tango’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as supplemented and/or modified by its most recent Quarterly Report on Form 10-Q. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Tango specifically disclaims any duty to update these forward-looking statements.

Investors and Media:

Elizabeth Hickin
IR@tangotx.com
media@tangotx.com

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Collaboration revenue	$3,181	$7,775	$8,573	$14,246
License revenue	—	12,100	—	12,100
Total revenue	3,181	19,875	8,573	26,346
Operating expenses:
Research and development	32,807	38,654	69,249	76,719
General and administrative	11,341	10,773	22,821	21,434
Total operating expenses	44,148	49,427	92,070	98,153
Loss from operations	(40,967)	(29,552)	(83,497)	(71,807)
Other income, net	2,149	4,066	4,837	8,447
Loss before income taxes	(38,818)	(25,486)	(78,660)	(63,360)
Provision for income taxes	(35)	(65)	(69)	(105)
Net loss	$(38,853)	$(25,551)	$(78,729)	$(63,465)

Net loss per common share – basic and diluted	$(0.35)	$(0.24)	$(0.71)	$(0.58)
Weighted average number of common shares outstanding – basic and diluted	110,540,836	108,314,279	110,494,397	108,692,822

Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$39,272	$69,530
Marketable securities	141,513	188,387
Restricted cash	428	—
Prepaid expenses and other current assets	8,887	8,426
Total current assets	190,100	266,343
Property and equipment, net	7,786	8,102
Operating lease right-of-use assets	37,555	39,476
Restricted cash, net of current portion	2,139	2,567
Other assets	310	4
Total assets	$237,890	$316,492
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,607	$1,601
Accrued expenses and other current liabilities	11,510	16,497
Operating lease liabilities	2,534	2,454
Deferred revenue	23,374	17,618
Total current liabilities	40,025	38,170
Operating lease liabilities, net of current portion	32,474	34,039
Deferred revenue, net of current portion	30,437	44,766
Total liabilities	102,936	116,975
Total stockholders’ equity	134,954	199,517
Total liabilities and stockholders’ equity	$237,890	$316,492